POWER OF ATTORNEY
        I, Jerry E. Sheridan, hereby authorize and designate:
* Monica M. Gaudiosi, Vice President and General Counsel, Secretary of UGI Corporation
* Steven A. Samuel, Vice President - Law, General Counsel of AmeriGas Propane, Inc.
* Matthew A. Woodward, Assistant Secretary of AmeriGas Propane, Inc.
* Jessica A. Milner, Assistant Secretary of UGI Corporation
* Pamela A. Meredith, Associate Counsel of UGI Corporation
* Courtney L. Sia, Manager, Human Resources and Executive Compensation
* Lesley H. Aronson, Paralegal of UGI Corporation
each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3 Initial Statement of Beneficial Ownership of Securities, Forms 4 Statements of Changes in Beneficial Ownership and Forms 5 Annual Statements of Changes in Beneficial Ownership or any successor reporting forms with the United States Securities and Exchange Commission ("the SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position with UGI Corporation and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former executive officer of UGI Corporation and its affiliates under Section 16 of the Act.

9/10/2012                                                /s/ Jerry E. Sheridan
Date                                                        Signed